Exhibit 99.1

DZS Announces

Pricing of Public Offering of Common Stock

Plano, Texas, USA, January 26, 2021 – DZS Inc. (NASDAQ: DZSI) (the “Company” or “DZS”) today announced that it has priced its underwritten registered public offering of 4,000,000 shares of its common stock at a price to the public of $14.00 per share. The Company has granted the underwriters a 30-day option to purchase at the public offering price, less the underwriting discount, up to an additional 600,000 shares of common stock. All shares of common stock to be sold in the offering will be offered by the Company. The offering is expected to close on or about January 29, 2021.

The total gross proceeds from the offering are expected to be approximately $56 million.  This amount assumes no exercise of the underwriters’ option to purchase additional shares. The Company intends to use the net proceeds from the offering to repay outstanding borrowings under loans to DASAN Networks, Inc. and for general corporate purposes, which may include funding acquisitions.

Stifel, Needham & Company and B. Riley Securities are acting as joint book-running managers for the offering. Craig-Hallum Capital Group and Northland Capital Markets are acting as co-managers for the offering.

The offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-230476) that was declared effective by the Securities and Exchange Commission (“SEC”) on April 11, 2019. The shares may be offered only by means of a prospectus. A final prospectus supplement describing the terms of the offering and the accompanying base prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Alternatively, copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, or by telephone at 415-364-2720 or by email at syndprospectus@stifel.com; or from Needham & Company, LLC, Attention: Syndicate Prospectus Department, 250 Park Avenue, 10th Floor, New York, New York 10177, or by telephone at 800-903-3268 or by email at prospectus@needhamco.com; or from B. Riley Securities, Inc., Attention: Prospectus Department, 1300 North 17th Street, Suite 1300, Arlington, Virginia 22209, or by telephone at 703-312-9580 or by email at prospectuses@brileyfin.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About DZS Inc.

DZS Inc. (NASDAQ: DZSI) is a global leader of mobile transport, broadband access and enterprise networking solutions with more than 20 million products in-service with customers and alliance partners spanning more than 100 countries.

DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen effects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks.

Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.

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Investor Inquiries
Ted Moreau
Vice President, Investor Relations
Email: IR@dzsi.com

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